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                        CONSENT OF JAMES BERNSTEIN, ESQ.


                                 April 25, 2001


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

           I hereby consent to the reference to my name under the caption "Legal Matters" in the statement of additional information included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain flexible premium deferred variable annuity contracts issued through Providentmutual Variable Annuity Separate Account of Providentmutual Life and Annuity Company of America (File No. 333-88163).


                                                          /s/ James Bernstein
                                                          ----------------------
                                                          James Bernstein
                                                          Assistant Secretary